CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





WNC Housing Tax Credit Fund VI, L.P., Series 7 and 8


We consent to the use in this Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 7 and 8 on Form S-11, post-effective amendment no. 6, of our report dated October 28, 1998 on the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries as of August 31, 1998 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                             /s/ CORBIN & WERTZ
                                             CORBIN & WERTZ

Irvine, California
April 30, 2001